UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2020 (June 4, 2020)

ACACIA RESEARCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37721	95-4405754
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

4 Park Plaza, Suite 550
Irvine, California	92614
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (949) 480-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ACTG	The NASDAQ Capital Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).     [_] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [_]

Item 1.01.	Entry into a Material Definitive Agreement.

Transaction Agreement

On June 4, 2020, Acacia Research Corporation, a Delaware corporation (the “Company”), entered into a Transaction Agreement (the “Transaction Agreement”) with LF Equity Income Fund, a sub-fund of LF Investment Fund, acting by its authorized corporate director, Link Fund Solutions Limited (“Seller”), to acquire a portfolio of securities (“Sale Securities”) of 19 public and private life sciences companies (each, a “Portfolio Company”) by the Company for a total consideration of £223.9 million (the “Purchase Price”) (the “Portfolio Transaction”). The Company and Seller had first entered into a confidential undertaking on April 3, 2020, allowing for, among other things, a review of the Sale Securities.

The purchase and sale of the Sale Securities of certain private Portfolio Companies are subject to rights of first refusal, tag-along rights and other similar rights held by other securityholders of such private Portfolio Companies. If such rights are not exercised with respect to any Sale Securities of a private Portfolio Company, the Company will acquire such Sale Securities on the terms described in the Transaction Agreement. In the event that securityholders of a private Portfolio Company exercise their right of first refusal or tag-along rights or similar rights with respect to the Sale Securities, the Company will not purchase those Sale Securities and the Purchase Price will be adjusted accordingly. The parties agree to use commercially reasonable efforts to cause the sale of all Sale Securities to be consummated by November 30, 2020; provided, that, either party may extend by up to one month by providing written notice to the other party.

The obligation of the Company to complete each purchase of Sale Securities at the Offer Price is subject to certain closing conditions, including (1) the absence of any legal restriction that prevents the transfer of the applicable Sale Securities, (2) the Seller having obtained any required waivers or consents from securityholders of such Portfolio Company, (3) the accuracy of Seller’s representations and warranties contained in the Transaction Agreement (generally subject to qualifications as to materiality), (4) Seller’s performance of its covenants and obligations under the Transaction Agreement in all material respects, and (5) the Transaction Agreement not having been validly terminated in accordance with its terms.

The foregoing summary of the Transaction Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Transaction Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein.

Issuance of June 2020 Notes

As previously reported, on November 18, 2019, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Starboard Value LP (the “Designee” or “Starboard Value”) and the Buyers (as defined in the Purchase Agreement), pursuant to which, among other things, the Company and Starboard Value would designate suitable investments or acquisitions as “Approved Investments” and Starboard Value would elect to purchase and allocate among one or more of its affiliates senior secured notes in one or more Additional Closings. In connection with the Portfolio Transaction, the Company and Starboard Value designated the Portfolio Transaction as an Approved Investment (as defined under the Purchase Agreement) and issued to Starboard $115 million principal amount of its Senior Secured Notes (the “June 2020 Notes”). In connection with such issuance, the Company and Starboard Value entered into a Supplemental Agreement on June 4, 2020 to, among other things, agree to the following:

Preferred Stock Dividend Waiver

In connection with the Portfolio Transaction and the issuance of the June 2020 Notes, $35 million from the previously-disclosed escrow account (the “Escrow Account”) was released and used to fund a portion of the Purchase Price. Pursuant to the Supplemental Agreement, the Company and Starboard agreed that, so long as at least $35 million (or such lesser amount equal to the Stated Value of outstanding Series A Convertible Preferred Stock, par value $0.001 per share (the “Preferred Shares”) of the Company) is redeposited into the Escrow Account, provided no Triggering Event (as defined in the Certificate of Designations for the Preferred Shares), or event that with the passage of time and/or giving of notice would constitute a Triggering Event, has occurred and is continuing, Starboard Value, on behalf of the funds holding the Preferred Shares, shall waive all dividends accruing on the Preferred Shares in excess of 3.00% per annum. Pursuant to the terms of the Preferred Shares, dividends would otherwise accrue on the Preferred Shares at a rate of 8.00% per annum following an Approved Investment. The Company expects to fund the Escrow Account with proceeds from the sale of the assets acquired in the Portfolio Transaction.

June 2020 Notes Redemption

Pursuant to the Supplemental Agreement, the Company shall redeem $80 million principal amount of the June 2020 Notes by September 30, 2020 and the remaining $35 million principal amount of the June 2020 Notes by December 31, 2020 (the “Final Note Redemption Date”) at par, plus accrued and unpaid interest and late fees, if any. In addition, the terms of the June 2020 Notes waive the requirement for the Company to comply with the ratio of Consolidated Total Debt to EBITDA covenant (the “Financial Covenant”) for the test periods ending June 30, 2020 and September 30, 2020. The Company is required to redeem the June 2020 Notes by the Financial Note Redemption Date, which would otherwise be the next testing date for the Financial Covenant.

Series B Warrant Cash Exercise

Pursuant to the Supplemental Agreement, in consideration for permitting the Company to redeem the June 2020 Notes prior to November 15, 2027 (the “Maturity Date”), the Company and Starboard Value amended the terms of the previously issued Series B Warrants of the Company (the “Series B Warrants”) to permit the payment of the exercise price of $3.65 through the payment of cash rather than through cancellation of notes issued pursuant to the Purchase Agreement at any time until the Series B Warrant Expiration Date of November 15, 2027. 31,506,849 of the Series B Warrants are subject to this adjustment with the remaining balance 68,493,151 Series B Warrants continuing with their original terms.

Optional Redemption of Preferred Shares

Pursuant to the Supplemental Agreement, in further consideration for permitting the Company to redeem the June 2020 Notes prior to the Maturity Date, Starboard and the Company agreed that, (i) in addition to the terms of the Preferred Shares, Starboard has the right to redeem the Preferred Shares at any time (i) between May 15, 2021 and August 15, 2021 and (ii) between May 15, 2022 and August 15, 2022 if less than $50 million principal amount of notes issued under the Purchase Agreement remain outstanding between the applicable notice date for redemption and the related redemption date at 115% of the stated value of the Preferred Shares being redeemed plus accrued and unpaid dividends and late charges, if any. In addition, the Supplemental Agreement provides that the Company has the right to redeem the Preferred Shares at any time between May 15, 2022 and August 15, 2022 if less than $50 million principal amount of notes issued under the Purchase Agreement remain outstanding between the applicable notice date for redemption and the related redemption date at 115% of the stated value of the Preferred Shares being redeemed plus accrued and unpaid dividends and late charges, if any.

Maximum Amount of Notes Issuable under the Purchase Agreement

Pursuant to the Supplemental Agreement, Starboard and the Company agreed that the maximum amount of notes that may be issued pursuant to the Purchase Agreement shall be $365,000,000 plus the principal amount of June 2020 Notes that have been redeemed, but in no case may more than $365,000,000 in notes issued pursuant to the Purchase Agreement be outstanding at any one time.

The Supplemental Agreement and the revised Form of Note is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Supplemental Agreement is not complete and is subject to and qualified in its entirety by reference to the full text thereof set forth in Exhibit 10.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 regarding the issuance of the June 2020 Notes is incorporated by reference into this Item 2.03.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 regarding the terms of the Supplemental Agreement is incorporated by reference into this Item 3.03.

Item 8.01 Other Events

Press Release

On June 5, 2020, the Company issued a press release announcing the execution of the Transaction Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description of Exhibit
2.1	Transaction Agreement, dated as of June 4, 2020, between LF Equity Income Fund and Acacia Research Corporation.
4.1	Form of Note (incorporated by reference to Exhibit 10.1).
10.1	Supplemental Agreement, dated as of June 4, 2020, between Starboard Value, L.P. and Acacia Research Corporation.
99.1	Press Release of Acacia Research Corporation, dated June 5, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 10, 2020
ACACIA RESEARCH CORPORATION

	By:	/s/ Clifford Press
	Name:	Clifford Press
	Title:	Chief Executive Officer